Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, which includes an explanatory paragraph as to the company’s ability to continue as a going concern, dated March 31, 2025 relating to the audit of the financial statements of SRM Entertainment, Inc, as of and for the years ending December 31, 2024 and 2023 and the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ M&K CPAS, PLLC

The Woodlands, Texas

May 29, 2025